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August 2, 1999


Mr. Adam Flint

VIA FACSIMILE:     011 44 11 70 561 235

Dear Adam,

This letter summarizes BriteSmile's offer of employment to you per our more recent discussions.

Position:               Vice President - BriteSmile Call Center

Reports to:             Linda Oubre - President, Chief Administrative Officer

Location:               Walnut Creek, California

Compensation:           Annual Salary - $100,000 per year with 26 equal payments
                        during the year.

Bonus: $1.00 per paid procedure to be paid at the end of each Fiscal Year -March 30th. This amount is to be divided between call center management on a formula that we will agree upon.

                        The bonus will be paid at a conversion level of 35% of paid procedures of all calls. At a 55% conversion rate of paid procedures, the bonus increases to $1.50 per paid procedure. For the period of October 1, 1999 through March 30, 2000 the qualification is waived to a 25% conversion rate.

                        BriteSmile stock - 100,000 shares of BriteSmile stock options exercisable at the fair market price on the date of hire (8/15/99). 25,000 of these options vest immediately with the remainder vesting in equal amounts over a 5-year period.

Special Consideration:  Spouse or  fiance tuition - for a period of two years an allowance up to $15,000 for college tuition.

                        Moving relocation expenses - BriteSmile will pay for all moving expenses for you and spouse/fiance as well as a special allowance of one month's salary for incidentals.

Adam, I believe the above accurately reflects our previous discussion and our offer which you have already accepted. We are extremely pleased that you are joining us and that you will lead our call center within this young company. We look forward to your starting with us in August and to a long and exciting employment situation. Please confirm your agreement below:


/s/ Adam Flint
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Adam Flint

Sincerely,

/s/ John Reed
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John Reed
cc:  Linda Oubre